UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INVENSENSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Because of a typographical error, all references in the proxy statement of InvenSense, Inc. (“InvenSense”) dated March 27, 2017 (the “Proxy Statement”) to the number of shares outstanding on the Record Date (as defined in the Proxy Statement) shall be read to mean 95,594,793, the actual number of shares of common stock outstanding on the Record Date, and the number of shares that must vote in the affirmative in order to approve the Merger Proposal (as defined in the Proxy Statement) is 47,797,397.

A number of stockholder lawsuits have been filed challenging aspects of the transaction, including a lawsuit in which a motion for a preliminary injunction seeking to enjoin the proposed transaction was filed. Based upon the information currently available, InvenSense does not believe that the lawsuits will likely have an adverse effect on the consummation of the merger.

In addition, on April 18, 2017, InvenSense issued the following press release:

InvenSense Receives Regulatory Clearances

Announces Date of Special Stockholders Meeting in Connection with Acquisition by TDK

San Jose, California, April, 18, 2017 – InvenSense, Inc. (NYSE: INVN), a leading provider of MEMS sensor platforms, today announced that all necessary regulatory clearances have been received for the acquisition by TDK Corporation of InvenSense, including from the Committee on Foreign Investment in the United States (CFIUS) and all other necessary regulatory authorities, and the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

InvenSense will hold a special meeting of its stockholders on May 17, 2017 at 10:00 a.m. local time at the Company’s corporate headquarters at which stockholders will be asked to approve, among other items, the previously announced transaction. The companies expect to close the transaction shortly thereafter, for a total purchase price of approximately $1.3 billion in cash or $13.00 per common share. The closing is subject to the satisfaction of customary closing conditions.

InvenSense recently mailed the proxy statement and related proxy materials to stockholders holding shares as of the March 23, 2017 record date. The proxy statement and related proxy materials provide information for stockholders of InvenSense regarding the transaction and related proposals to be voted upon at the special meeting, as well as instructions for voting online, by telephone, by mail and in person.

Additional Information and Where to Find It

In connection with the proposed transaction, InvenSense has filed with the United States Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A, and has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the InvenSense special meeting relating to the proposed transaction. INVESTORS AND

SECURITY HOLDERS OF INVENSENSE ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT INVENSENSE FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other documents filed by InvenSense with the SEC may be obtained free of charge at InvenSense’s website at www.invensense.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from InvenSense by requesting them by mail at InvenSense, Inc., 1745 Technology Drive Suite 200, San Jose, California 95110, Attention: Investor Relations, or by telephone at (408) 501-2200.

TDK Corporation, InvenSense, and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of InvenSense in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of InvenSense’s stockholders in connection with the proposed transaction, and any direct or indirect interests, by security holdings or otherwise, they have in the proposed transaction, is set forth the definitive proxy statement referred to above. Information about TDK Corporation’s directors and executive officers can be found in the documents filed by TDK Corporation with the SEC and may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TDK Corporation by requesting them by mail at Shibaura Renasite Tower, 3-9-1 Shibaura, Minato-ku, Tokyo 108-0023, Japan, Attention: Investor Relations.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” “plan,” or other words that imply or predict a future state. Forward-looking statements include, without limitation, statements regarding the Company’s expectations with respect to closing the transaction and the effect of litigation on the consummation of the transaction. Investors are cautioned that all forward-looking statements in this press release involve risks and uncertainty that can cause actual results to differ materially from those currently anticipated due to a number of factors including, without limitation, the parties’ ability to satisfy the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder approval; the occurrence of any event that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings against TDK or InvenSense and others related to the proposed transaction; disruptions of current plans and operations caused by the announcement or pendency of the proposed transaction; and satisfaction of the conditions remaining to the completion of the proposed merger, as well as the risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended April 3, 2016 and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is the world’s leading provider of MEMS sensor platforms. InvenSense’s vision of Sensing Everything™ targets the consumer electronics and industrial markets with integrated Motion and Sound solutions. Our solutions combine MEMS (micro electrical mechanical systems) sensors, such as accelerometers, gyroscopes, compasses, and microphones with proprietary algorithms and firmware that intelligently process, synthesize, and calibrate the output of sensors, maximizing performance and accuracy. InvenSense’s motion tracking, audio and location platforms, and services can be found in Mobile, Wearables, Smart Home, Industrial, Automotive, and IoT products. On December 21, 2016, InvenSense, Inc. and TDK Corporation entered a definitive merger agreement. Completion of the transaction is expected in second quarter of the fiscal year ending March 31, 2018, and is subject to approvals by InvenSense shareholders and the relevant regulatory authorities. InvenSense is headquartered in San Jose, California and has offices worldwide. For more information, go to www.invensense.com and http://www.coursaretail.com.

©2017 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, SensorStudio, TrustedSensor, Coursa, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, InvenSenseTV, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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For Investor Inquiries, Contact:

David Allen

Managing Director

Darrow Associates, Inc.

408.427.4463

ir@invensense.com

Additional Investor Contact:

Bob Marese

Managing Director

MacKenzie Partners, Inc.

212.929.5500

For Media Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com